UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CITY OFFICE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 West Georgia Street, Suite 2010,

Vancouver, British Columbia V6E 3C9

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (604) 806-3366

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share ($25.00 liquidation preference per share)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

File No. 333-203882

Securities registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), to be registered hereunder is contained in the section entitled “Description of the Series A Preferred Stock” in the Registrant’s prospectus supplement dated September 26, 2016, as filed with the U.S. Securities and Exchange Commission on September 27, 2016 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and in the section entitled “Description of Stock” in the accompanying prospectus dated May 5, 2015, which sections are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of City Office REIT, Inc. (filed with the SEC as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on May 23, 2014 and incorporated by reference herein).

3.2*	Articles Supplementary to the Articles of Amendment and Restatement of City Office REIT, Inc. designating the shares of 6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share.

3.3	Amended and Restated Bylaws of City Office REIT, Inc. (filed with the SEC as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, filed on May 23, 2014 and incorporated by reference herein).

4.1*	Form of specimen certificate representing the shares of 6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CITY OFFICE REIT, INC.

Date: September 30, 2016	By:	/s/ Anthony Maretic
Name: Anthony Maretic
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of City Office REIT, Inc. (filed with the SEC as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on May 23, 2014 and incorporated by reference herein).

3.2*	Articles Supplementary to the Articles of Amendment and Restatement of City Office REIT, Inc. designating the shares of 6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share.

3.3	Amended and Restated Bylaws of City Office REIT, Inc. (filed with the SEC as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, filed on May 23, 2014 and incorporated by reference herein).

4.1*	Form of specimen certificate representing the shares of 6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share.

*	Filed herewith.